CUSIP No. 88339J105

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: March 8, 2017

Founder Collective, L.P.

	By:	Founder Collective GP, LLC

	By:	/s/ Joseph DeFilippi
Attorney-in-Fact

Founder Collective Entrepreneurs’ Fund, L.P.

	By:	Founder Collective GP, LLC

	By:	/s/ Joseph DeFilippi
Attorney-in-Fact

Founder Collective GP, LLC

	By:	/s/ Joseph DeFilippi
Attorney-in-Fact

David A. Frankel

By:	/s/ Joseph DeFilippi
Attorney-in-Fact

Eric Paley

By:	/s/ Joseph DeFilippi
Attorney-in-Fact